Exhibit (a)(5)(G)

AmerisourceBergen and MWI Expanding value to our customers February 2015

Additional Information This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of MWI common stock. AmerisourceBergen has filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described herein, and MWI has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 regarding such tender offer. MWI’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety, as they may be amended from time to time, because they contain important information about the tender offer that MWI’s stockholders should consider prior to making any decisions with respect to the tender offer. Stockholders of MWI may obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov, by directing a request to the Information Agent at (866) 277-8239 or MWIV@georgeson.com 2 2/8/2015

Today’s Agenda Part 1 Getting to Know AmerisourceBergen Part 2 Shaping Healthcare Delivery Part 3 The Value We Provide Part 4 AmerisourceBergen and MWI Part 5 Our Shared Future 3 2/8/2015 CONFIDENTIAL

Getting to Know AmerisourceBergen

AmerisourceBergen is a leading global healthcare solutions company We are shaping healthcare delivery with solutions that improve product access, increase supply chain efficiency and enhance patient care 5 2/8/2015

Key Differentiators Knowledge Reach Partnership 6 2/8/2015

Key Differentiators Knowledge Unsurpassed expertise in healthcare policy and consulting combined with deep knowledge in brand, specialty, generic and OTC sourcing, distribution and product commercialization. 7 2/8/2015

Key Differentiators Reach Market leadership positions that drive global supply chain efficiency and improve product access – from pharmacies to providers and patients. 8 2/8/2015

Key Differentiators Partnership Innovative partnership philosophy driven by a commitment to help you capitalize on the dynamic changes in healthcare delivery. 9 2/8/2015

About Me Born in South Africa Graduate of the University of Witwatersrand in Johannesburg with a degree in accounting Lieutenant in the South African Air Force Came to California in 1989 to work for a orthopedics distribution company Joined Alternate Site Distributors (ASD) Healthcare in 1994 as the general manager President of Bergen Brunswig Specialty Group in 1999 President, AmerisourceBergen Specialty Group (ABSG) following the merger of Amerisource Health and Bergen Brunswig in 2001 President of AmerisourceBergen Drug Corporation (ABDC) in 2009 President and CEO of AmerisourceBergen (ABC) in 2011 10 2/8/2015

Lessons Learned A collaborative team will produce greater results than even the best individual performer Be bold. Think broadly as we bring our offerings to the market. Continuous innovation creates market leadership Choose the right customers and stay close to the customers you have Intellectual confidence produces transformational results 11 2/8/2015

Shaping Healthcare Delivery

AmerisourceBergen: By the Numbers Annual Revenue $120B $110B $100B $90B $80B $70B $60B $50B $40B $30B $20B $10B 0 AmerisourceBergen Microsoft P&G a g $119B $86B $83B $74B $59B 95% 55% 100% U.S hospitals served with specialty medications Market share in private practice oncology, by volume Percentage of major U.S. pharmaceutical manufacturers served 14,000+ associates 10+ offices 50+ countries 13 2/8/2015

US Supply Chain Network Invested $1 billion over past 10 years in distribution network and IT systems 6 highly automated Distribution Centers were built in strategic locations Seattle Sacramento Valencia Corona Phoenix Salt Lake City Denver Dallas Houston Kansas City Minneapolis Chicago Williamston Columbus Bethlehem Mansfield Amityville Richmond Paducah Raleigh Atlanta Birmingham Orlando Puerto Rcio Corporate HQ Office Locations ABC Distribution Centers Automated Distribution Centers National Distribution Center 14 2/8/2015

An Emerging Global Leader North American Distribution Centers (29 Total) Investigational Drug Storage Depots (13 Total) Office Locations (150+ Total) 15 2/8/2015

Expanding Our Worldwide Footprint Not a one-size-fits-all approach Combine global best practices with localized expertise and resources to create customized solutions for manufacturers Global Services AmerisourceBergen Bern, Switzerland offices to support global manufacturer commercialization strategies. Convenient to Walgreens and Alliance Boots sourcing partners World Courier AmerisourceBergen Leveraging global presence to expand commercial operations (Australia 3PL). Leveraging ABC to expand clinical services (Cubixx) Profarma Specialty Powered by AmerisourceBergen Joint venture to merge local knowledge of Brazil market with proven solutions and approaches from U.S. and Canada Innomar Strategies AmerisourceBergen Exploring how product commercialization lessons learned in Canada can be applied elsewhere—while continuing to improve operational excellence 2/8/2015

Services and Solutions Delivered Through: AmerisourceBergen Drug Corporation Drug distribution to retail pharmacies, hospitals and alternate sites Good Neighbor Pharmacy services to independent pharmacies Product dispensing and packaging solutions Business coaching and consulting AmerisourceBergen Specialty Group Specialty drug distribution to physician offices, hospitals and alternate sites Practice efficiency solutions 3PL and clinical trial logistics Specialty pharmacy Consulting Services Global health outcomes Patient access and adherence services Global Sourcing & Manufacturing Relations Global partnership development with pharmaceutical manufacturers Product sourcing and supply chain management across all channels PRxO Generics program management and operations17 2/8/2015

Executive Lead Team Steve Collis President and Chief Executive Officer June Barry EVP, Human Resources John Chou EVP, General Counsel Gina Clark EVP, Chief Marketing Officer Dale Danilewitz EVP, Chief Information Officer James Frary President, ABSG Tim Guttman EVP, Chief Financial Officer Peyton Howell President, Global Sourcing & Manufacturer Relations Larry Marsh EVP, Chief Strategy Officer Bob Mauch President, ABDC Dave Neu EVP, Retail Strategy ABDC Sun Park SVP, Corporate Development 18 2/8/2015

The Value We Provide

We’ve integrated our global sourcing and distribution services with innovative solutions that place our customers in the best position to capitalize on the changes in healthcare delivery. 20 2/8/2015

Services and Solutions Global Sourcing & Distribution Pharmacy Solutions Provider Solutions Manufacturer Solutions Health System Solutions 21 2/8/2015

Where Do We Add Value: Global Sourcing & Distribution Improve Supply chain efficiency Product access for providers Security and reliability Expertise Branded Generic Specialty OTC Combined with Walgreens and Alliance Boots, purchase 12-15% of global generics 22 2/8/2015

Where Do We Add Value: Solutions for Pharmacies Enhance Operational efficiency and revenue diversification Patient access and retention through managed care network Ordering and inventory management Dispensing solutions and packaging Access to generics through PRxO Generics Expertise Customized pharmacy solutions to match site of care needs Business consulting Technology and packaging solutions Private label line with BluePoint in Ireland Daily deliveries to 15,000+ retail and independent pharmacy locations in the US.

Where Do We Add Value: Solutions for Healthcare Providers Enhance Ability to protect and grow business Financial performance Patient engagement Industry knowledge Expertise Contracted pharmaceutical purchasing Clinical and operational consulting Technology and automation Largest and most influential network of private practice oncologists in the United States

Where Do We Add Value: Solutions for Manufacturers Increase Product speed to market Patient access and adherence to therapy Supply chain performance Product utilization among prescribers Expertise Strategic consulting Patient support services Global logistics Customer contracting Tens of millions of patients supported annually by 4,000+ associates.

Where Do We Add Value: Solutions for Health Systems Enhance Operational performance and cost control Coordination of care and health outcomes across the health system Access and management of specialty products and their unique requirements Expertise Strategic and operational consulting Packaging solutions Technology and pharmacy automation Provides pharmaceuticals to 95% of hospitals in the US

Walgreens & Alliance Boots

The Scope of the Partnership Unparalleled access to generic drugs through the Walgreens/Alliance Boots joint venture This contract provides broad international reach and significant knowledge-sharing opportunities, enabling us to: Collaborate to create efficiencies; Design programs to improve access to pharmaceuticals for healthcare providers worldwide. The creation of an unprecedented and efficient global network is designed to shape healthcare delivery by: Making it easier for manufacturers to bring products to market and improving patient access; Increasing accessibility to the benefits of global sourcing and best practices for community pharmacies. Walgreens Alliance Boots 28 2/8/2015 CONFIDENTIAL

AmerisourceBergen and MWI

Our Shared Core Values Accountability Passion Collaboration Integrity Customer Focus Innovation Dedication Quality 30 2/8/2015

Expanding Our Value to Animal Health Customers Why MWI Veterinary Supply? Industry innovator with a strong track record of success and respect in a growing marketplace Demand-generating sales force deeply committed to customers Employer of choice and a Top Workplace winner Alignment between company cultures and core values Logical extension of AmerisourceBergen’s current services to manufacturers Opportunity to share best practices between the independent practicioner model and the independent veterinary practice model in areas such as: Branding and messaging Business coaching Extend our view of our stakeholders to include companion and production animals International expansion platform to make MWI the leading global animal health company 31 2/8/2015

Where Our Market Approaches Differ Human healthcare trends Heightened consumer awareness of healthcare costs Generics dominance Fee-for-service model Independent providers face increasing pressures Companion animal approach Cash pay with favorable regulatory environment Branded products and less patent impact Buy/sell model with manufacturers Independent providers lead the companion animal market Production animal approach Consumer awareness of food safety and growing Biologicals and parasiticides drive growth Emphasis on bio-secure delivery Large producers and farm collectives lead the production animal market 32 2/8/2015

Our Shared Future

Our Shared Financial Path The first quarter of fiscal 2015 is off to a great start for ABC: Revenue was up 15% compared to Q1 FY14 Gross profit was up 23% compared to Q1 FY14 EPS was up 42% compared to Q1 FY14 and 17 cents above consensus MWI just announced a strong December quarter: Revenues were 16.2% higher than the same period in the prior fiscal year Operating income was 8.3% higher than the same period in the prior fiscal year EPS was $1.57 for the quarter, compared to $1.45 for the same period in the prior fiscal year, an increase of 8.3% AmerisourceBergen announced that MWI will add 10 cents of earnings to the second half of FY 2015

Our Shared Goal By 2021, AmerisourceBergen will be the number one global pharmaceutical services company – number one in size, number one in breadth and depth of service, number one in the ability to meet local market needs around the world. 35 2/8/2015

Our Shared Future We are excited about the opportunities that lie ahead for AmerisourceBergen and MWI Your commitment to your customers will continue to differentiate us from our competitors Together we can continue to shape healthcare delivery 36 2/8/2015

AmerisourceBergen Where knowledge, reach and partnership shape healthcare delivery.